Exhibit 23.1

Fortune	12361 Lewis St. Ste 202, Garden Grove, CA 92840
CPA, Inc.	Phone (714) 820-3316 Fax (714) 333-4992

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-8 and in the related Prospectus, of NetSol Technologies, Inc. (the “Company”), of our report dated September 30, 2024 relating to the financial statements of NetSol Technologies, Inc. the year ended June 30, 2024. We also consent to the reference to our Firm under the caption “Experts” in such Prospectus.

/s/ Fortune CPA, Inc.

Garden Grove, CA

July 7, 2025